Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-211362, 333-216081, 333-223064, 333-229685, 333-234024, 333-236471, 333-254777, 333-262731, 333-269770, 333-278343 and 333-281549) on Form S-8 and (Nos. 333-222387, 333-223063, 333-273979, 333-279209, 333-278340, 333-278959, 333-285438 and 333-285973) on Form S-3 of our report dated December 19, 2025, with respect to the consolidated financial statements of Outlook Therapeutics, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

December 19, 2025